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AT&T Reports Strong Wireless Gains, Record Mobile Broadband Sales and Continued Strength in U-verse and Strategic Business Services in Second-Quarter Results

▪	$0.60 diluted EPS, compared to $0.67 diluted EPS, and $0.60 per diluted share when excluding a significant item in the second quarter of 2010

▪	Consolidated revenues of $31.5 billion in the second quarter, up more than $680 million, or 2.2 percent, versus the year-earlier period

▪	9.5 percent growth in wireless revenues, with a 7.4 percent increase in wireless service revenues

▪	Total wireless subscribers up 1.1 million to reach 98.6 million subscribers in service, with gains in every customer category including 331,000 postpaid net adds

▪	Best-ever second-quarter smartphone sales of 5.6 million; nearly 70 percent of total postpaid sales were smartphones

▪	iPhone activations remain strong at 3.6 million, with 24 percent of subscribers new to AT&T; iPhone subscriber churn down slightly sequentially

▪	Sales of Android and other smartphones doubled year over year; more than 40 percent of smartphone sales in the quarter

▪	Branded computing subscribers (includes tablets, aircards, MiFi devices, tethering plans and other data-only devices) up 545,000, almost doubling since the second quarter of 2010 to reach 4.0 million

▪	23.4 percent growth in wireless data revenues, up $1 billion versus the year-earlier quarter

▪	Postpaid subscriber ARPU (average monthly revenues per subscriber) up 2.0 percent to $63.87, the tenth consecutive quarter with a year-over-year increase

▪	Fourth consecutive quarter of year-over-year growth in wireline consumer revenues, driven by AT&T U-verse® services

▪	202,000 net gain in AT&T U-verse TV subscribers to reach 3.4 million in service, with continued high broadband and voice attach rates

▪	21.9 percent growth in wireline consumer Internet Protocol (IP) data revenues to reach nearly half of consumer revenue, driven by continued AT&T U-verse expansion

▪	Continued increase in strategic business services revenues, up 19.4 percent year over year, their strongest growth in six quarters

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Thursday, July 21, 2011, at www.att.com/investor.relations.

DALLAS, July 21, 2011 — AT&T Inc. (NYSE:T) today reported second-quarter results, highlighted by robust mobile broadband growth, record second-quarter smartphone sales and stable sequential wireline revenues.

“We delivered another strong quarter capping a solid first half of the year,” said Randall Stephenson, AT&T chairman and chief executive officer. “Mobile broadband growth continues to be robust, and we are seeing encouraging signs in wireline revenues. This adds to our confidence as we look ahead.

“Mobile broadband with IP infrastructure and cloud services are transforming our industry and are creating unprecedented opportunity. AT&T is strongly positioned to lead in this new era,” Stephenson said. “Our planned acquisition of T-Mobile USA will accelerate development of next-generation capabilities, and it will lay the groundwork for continued high-tech innovation for years to come.”

Second-Quarter Financial Results

For the quarter ended June 30, 2011, AT&T's consolidated revenues totaled $31.5 billion, up more than $680 million, or 2.2 percent, versus the year-earlier quarter, marking the company's sixth consecutive quarter with a year-over-year revenue increase.

Compared with results for the second quarter of 2010, AT&T's operating income margin was 19.6 percent, compared to 19.7 percent; and operating expenses were $25.3 billion versus $24.7 billion; operating income was $6.2 billion, up from $6.1 billion.

Second-quarter 2011 net income attributable to AT&T totaled $3.6 billion, or $0.60 per diluted share. These results compare with reported net income attributable to AT&T of $4.0 billion, or $0.67 per diluted share, in the second quarter of 2010. Earnings per share for the second quarter of 2011 matched earnings per share excluding the Telmex Internacional transaction in the year-ago second quarter.

Second-quarter 2011 cash from operating activities totaled $9.0 billion, and capital expenditures totaled $5.3 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.7 billion.

Compared with results for the first half of 2010, year to date through the second quarter, cash from operating activities totaled $16.8 billion versus $15.8 billion; capital expenditures totaled $9.5 billion compared to $8.2 billion; and free cash flow totaled $7.3 billion versus $7.6 billion.

Updating Outlook

Led by increased wireless demand, AT&T now expects capital expenditures in the $20 billion range for full-year 2011. Previously, the company expected capital expenditures in the low-to-mid $19 billion range. Free cash flow guidance remains unchanged, with expected growth over 2010 levels.

WIRELESS OPERATIONAL HIGHLIGHTS

Led by continued strong performance in mobile broadband in the second quarter, AT&T delivered solid growth in its wireless business, including strong revenue growth, record second-quarter smartphone gains and strong net adds including postpaid and branded computing devices. Highlights included:

Postpaid Leads Solid Subscriber Gains. AT&T posted a net gain in total wireless subscribers of 1.1 million, to reach 98.6 million in service. This included gains in every customer category. Net adds for the quarter include postpaid net adds of 331,000. Excluding the impacts of the Alltel and Centennial integration migrations, postpaid net adds were 504,000. Prepaid net adds were 137,000, connected device net adds were 379,000 and reseller net adds were 248,000. Second-quarter net adds reflect adoption of smartphones, increases in prepaid subscribers and sales of tablets and connected devices such as automobile monitoring systems, security systems and a host of other products.

Strongest Quarter Ever for Branded Computing Device Sales. AT&T had a record quarter with branded computing subscribers, a new growth area for the company that includes tablets, aircards, MiFi devices, tethering plans and other data-only devices. AT&T added 545,000 of these devices to reach 4.0 million, nearly twice as many in service as a year ago. Most of those new subscribers were tablets, with 377,000 added in the quarter, of which 30 percent were postpaid.

Postpaid Churn Remains Stable. Total churn was 1.43 percent versus 1.29 percent in the second quarter of 2010 and 1.36 percent in the first quarter of 2011. Postpaid churn was 1.15 percent, compared to 1.01 percent in the year-ago second quarter and 1.18 percent in the first quarter of 2011. Excluding the impacts of the Alltel and Centennial migrations, postpaid churn of 1.06 percent for the quarter was relatively stable with 0.99 percent in the year-ago quarter and better than the 1.12 percent in the first quarter of 2011.

Smartphones Near 70 Percent of Postpaid Sales. AT&T continues to deliver robust smartphone sales. (Smartphones are voice and data devices with an advanced operating system to better manage data and Internet access.) In the second quarter, 5.6 million smartphones were sold, a second-quarter record and the third-highest quarter ever. Smartphone sales also increased more than 43 percent year over year. Sales of non-iPhone smartphones more than doubled year over year. Nearly 70 percent of postpaid device sales were smartphones. During the quarter, 3.6 million iPhones were activated.

At the end of the quarter, 49.9 percent of AT&T's 68.4 million postpaid subscribers had smartphones, up from 35.8 percent a year earlier. The average ARPU for smartphones on AT&T’s network is 1.8 times that of the company's non-smartphone devices. More than 85 percent of smartphone subscribers are on FamilyTalk or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers.

Strong Wireless Revenue Growth Continues. Total wireless revenues, which include equipment sales, were up 9.5 percent year over year to $15.6 billion. Wireless service revenues increased 7.4 percent, to $14.2 billion, in the second quarter.

Wireless Data Revenues Lead Growth. Wireless data revenues — driven by Internet access,  access to applications, messaging and related services — increased more than $1 billion, or 23.4 percent, from the year-earlier quarter to $5.4 billion. AT&T’s postpaid wireless subscribers on monthly data plans increased by 19.5 percent over the past year. Versus the year-earlier quarter, total text messages carried on the AT&T network increased by 24 percent to 190.8 billion, and multimedia messages increased by 54 percent to 4.0 billion.

Postpaid ARPU Expansion. Driven by strong data growth, postpaid subscriber ARPU increased 2.0 percent versus the year-earlier quarter to $63.87. This marked the tenth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $24.57, up 16.6 percent versus the year-earlier quarter.

Wireless Margins Expand Sequentially Even with Strong Smartphone Sales. Second-quarter wireless margins reflect increased operating costs associated with strong smartphone sales, high customer upgrade levels and the Alltel and Centennial merger costs, offset in part by improved operating efficiencies and further revenue growth from the company’s growing base of high-quality smartphone subscribers. AT&T’s second-quarter wireless operating income margin was 27.0 percent versus 28.9 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 41.1 percent, compared with 43.1 percent in the second quarter of 2010. Without customer migration and integration costs from the Alltel and Centennial mergers, the service margin would have been 42.0 percent. (EBITDA service margin is earnings before interest, taxes, depreciation and amortization, divided by total service revenues.) Second-quarter wireless operating expenses totaled $11.4 billion, up 12.5 percent versus the year-earlier quarter, and wireless operating income was $4.2 billion, up 2.3 percent year over year.

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's second-quarter wireline results were highlighted by stable sequential revenues, the fourth consecutive quarter of year-over-year wireline consumer growth and stabilizing wireline business revenues. Other highlights included:

Wireline Consumer Revenues Grow for Fourth Consecutive Quarter. Driven by strength in IP data services, revenues from residential customers totaled $5.4 billion in the second quarter. Versus the second quarter of 2010, consumer wireline revenues increased 0.1 percent, the fourth consecutive quarter of year-over-year growth, and revenues also increased sequentially.

U-verse TV and ARPU Continue Gains. AT&T U-verse TV added 202,000 subscribers to reach 3.4 million in service. In the second quarter, the AT&T U-verse High Speed Internet attach rate continued to run above 90 percent and 55 percent of new subscribers took AT&T U-verse Voice. Three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was $170, up 8.3 percent year over year.

AT&T's U-verse deployment now reaches 29 million living units. Companywide penetration of eligible living units is 15.5 percent, and overall penetration is 25.0 percent across areas marketed to for 36 months or more. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 5.3 million at the end of the quarter, representing 21.5 percent of households served.

U-verse Broadband Continues Strong Growth. AT&T U-verse High Speed Internet delivered a second-quarter gain of 439,000 subscribers to reach a total of 4.1 million, helping offset losses from DSL. At the end of the second quarter, AT&T had 16.5 million total wired consumer broadband connections, up 3.3 percent over the past year and down slightly from first-quarter 2011 levels largely due to seasonality. About 70 percent of consumers have a broadband plan of 3 Mbps or higher.

IP Data Nears Half of Consumer Revenues. U-verse continues to drive a transformation in AT&T's consumer business, reflected by the fact that consumer IP revenues now represent 49.2 percent of AT&T's wireline consumer revenues, up from 40.4 percent in the year-earlier quarter. Increased AT&T U-verse penetration and a significant number of subscribers on triple- or quad-play options drove 21.9 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice) and 5.6 percent sequential growth. U-verse revenues grew 57.0 percent compared with the year-ago second quarter and 10.7 percent versus the first quarter of 2011.

Growth in Revenues Per Household. Wireline revenues per household served increased 5.2 percent versus the year-earlier second quarter and were up 1.8 percent sequentially (average revenue per household is total consumer wireline revenues divided by the average monthly households in service), driven by AT&T U-verse services. This marked AT&T’s 14th consecutive quarter with year-over-year growth in wireline consumer revenues per household.

Consumer Connection Trends Continue. In the second quarter, AT&T posted a decline in total consumer revenue connections primarily due to expected declines in traditional voice access lines, consistent with broader industry trends and somewhat offset by increases in U-verse TV, broadband and VoIP (Voice over Internet Protocol) connections. AT&T U-verse Voice connections increased by 162,000 in the quarter and 695,000 over the past four quarters. Total consumer revenue connections at the end of the second quarter were 42.5 million, compared with 44.3 million at the end of the second quarter of 2010 and 43.1 million at the end of the first quarter of 2011.

Wireline Business Revenues Stable Sequentially. Total business revenues were $9.3 billion, declining 0.3 percent sequentially and down 4.1 percent versus the year-earlier quarter. The year-over-year decline reflects economic weakness in voice and legacy data products somewhat offset by growth in IP data. Excluding the effect of the third-quarter 2010 sale of Japan assets, business service revenues, which exclude CPE, declined 3.2 percent year over year, compared to a year-over-year decline of 4.0 percent in the year-ago quarter.

Strong Strategic Business Services Revenue Growth Continues. Revenues from the new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 19.4 percent versus the year-earlier quarter continuing strong trends in this area. This now represents a more than $5.5 billion annualized revenue stream.

VPN Growth Drives Business IP Revenues. Total business IP data revenues grew 8.8 percent versus the year-earlier second quarter, led by growth in VPN revenues. IP-based solutions allow customers to easily add managed services such as network security, cloud services and IP conferencing on top of their infrastructures. Total business data revenues grew 0.4 percent year over year and grew 0.9 percent sequentially.

Wireline Revenue Trends Stabilizing. AT&T’s second-quarter wireline operating income margin was 13.1 percent, down slightly compared to 13.2 percent in the year-earlier quarter and up from 11.5 percent in the first quarter of 2011. Improved consumer and business IP data revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues. Second-quarter total wireline revenues were $14.9 billion, down 3.2 percent versus the year-earlier quarter and stable sequentially. Second-quarter wireline operating expenses were $13.0 billion, down 3.1 percent versus the second quarter of 2010 and down 1.8 percent sequentially. Wireline operating income totaled $2.0 billion, down versus the second quarter of 2010 and up from $1.7 billion in the first quarter of 2011.

Web Site Links:	Related Media Kits:
AT&T Web Site AT&T Investor Relations 2011 AT&T Events Calendar	AT&T 2010 Annual Report AT&T Investor Relations Events and Presentations
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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation's fastest mobile broadband network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet and voice services. A leader in mobile broadband, AT&T also offers the best wireless coverage worldwide, offering the most wireless phones that work in the most countries. It also offers advanced TV services under the AT&T U-verse® and AT&T | DIRECTV brands. The company's suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising.

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Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as earnings before interests, taxes, depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.

NOTE: 2008, 2009 and 2010 have been restated for the benefit plan accounting change. Detailed schedules can be found on AT&T’s website at www.att.com/investor.relations.